SANTO MINING CORP. d/b/a SANTO BLOCKCHAIN LABS CORP. Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$93	$26,842
Total Current Assets	93	26,842

Property, plant and equipment, net	92,307	138,243
Intangible assets, net	190,000	190,000
TOTAL ASSETS	$282,400	$355,085

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	42,395	115,444
Accrued compensation	112,500	388,445
Accrued interest	390,790	238,421
Convertible note payable, net of discount of ($82,733) and ($102,673)	1,545,457	1,393,877
Note payable, related party	70,433	63,886
Derivative liability	2,224,622	1,805,962
Warrant liability	5,000	-
Total Current Liabilities	4,391,197	4,006,035
TOTAL LIABILITIES	4,391,197	4,006,035
Stockholders' Deficit
Preferred stock Series A: 500,000,000 shares authorized; $0.001 par value. 350,000,000 and 500,000,000 shares issued and outstanding, respectively	350,000	500,000
Common stock: 20,000,000,000 authorized; $0.00001 par value 18,436,585,961 and 12,943,717,119 shares issued and outstanding, respectively	184,366	129,437
Additional paid-in capital	2,143,111	1,977,811
Stock to be issued	630,800	----
Accumulated deficit	(7,422,099)	(6,258,198)
Accumulated other comprehensive income	5,025	----
Total Stockholders' Deficit	(4,108,797)	(3,650,950)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$282,400	$355,085

The accompanying notes are an integral part of these consolidated audited financial statements

SANTO MINING CORP. d/b/a SANTO BLOCKCHAIN LABS CORP. Consolidated Statements of Operations (Audited)

		For the Years Ended
		December 31,
		2023		2022
Revenues	$	---	$	---

Operating Expenses
Professional fees		41,677		4,664
Selling, general and administrative expense		395,589		507,247
Rent expense		77,023		28,292
Depreciation and amortization		45,936		29,293
Total operating expenses		560,225		569,496

Net loss from operations		(560,225)		(569,496)

Other income (expense)
Interest income		160		---
Interest expense		(330,056)		(176,075)
Interest expense related to derivative liability		(224,940)		(385,799)
Realized gain (loss) on sale of crypto		---		3,936
Gain on extinguishment of debt		93,943		76,547
Loss on disposal of intangible asset		---		(70,000)
Change in derivative		(142,783)		1,136,083
Income taxes		---		---

Net income (loss)		$(1,163,901)		$15,196

Foreign currency translation		5,025		---

Comprehensive income (loss)		$(1,158,876)		$15,196

Basic and diluted loss per share		$(0.00)		$(0.00)

Weighted average number of shares outstanding		15,937,477,496		12,300,567,928

The accompanying notes are an integral part of these consolidated audited financial statements

SANTO MINING CORP. d/b/a SANTO BLOCKCHAIN LABS CORP. Consolidated Statement of Stockholders’ Deficit
For the Period Ended December 31, 2023
(Audited)
					Additional					Other
	Preferred Stock		Common Stock		Paid in		Stock to be	Accumulated		Comprehensive
	Shares	Amount	Shares	Capital	Capital		Issued	Deficit		Income	Total
Balance, December 31, 2021	500,000,000	$500,000	11,416,358,791	$114,164	$2,061,129	$	---	$(6,273,394)	$	---	$(3,598,101)
Shares issued for debt conversion	---	---	1,527,358,328	15,274	132,588		---	---		---	147,862
Original convertible debt discount	---	---	---	---	(215,906)		---	---		---	(215,906)
Net income	---	---	---	---	---		---	15,196		---	15,196
Balance, December 31, 2022	500,000,000	$500,000	12,943,717,119	$129,437	$1,977,811	$	---	$(6,258,198)	$	---	$(3,650,950)
Shares issued for debt conversion	---	---	5,492,868,842	54,929	241,177		---	---		---	296,106
Stock to be issued for accrued compensation	---	---	---	---	---		480,800	---		---	480,800
Stock to be issued for cancellation of Preferred Stock	(150,000,000)	(150,000)	---	---	---		150,000	---		---	---
Original convertible debt discount	---	---	---	---	(70,877)		---	---		---	(70,877)
Issued stock warrants	---	---	---	---	(5,000)		---	---		---	(5,000)
Foreign translation	---	---	---	---	---		---	---		5,025	5,025
Net income	---	---	---	---	---		---	(1,163,901)		---	(1,163,901)
Balance, December 31, 2023	350,000,000	$350,000	12,436,585,961	$184,366	$2,143,111		$630,800	$(7,422,099)		$5,025	$(4,108,797)

The accompanying notes are an integral part of these audited financial statements

SANTO MINING CORP. d/b/a SANTO BLOCKCHAIN LABS CORP. Consolidated Statements of Cash Flows
(Audited)
		For the Years Ended
		December 31,
		2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(1,163,901)		$15,196
Adjustment to reconcile net loss to net cash provided in operations:
Change in fair market value of derivatives		142,783		(1,136,083)
Amortization of debt discount		224,940		385,799
Depreciation and amortization		45,936		29,293
Gain on extinguishment of debt		(93,943)		(76,547)
Loss on extinguishment of intangible asset		----		70,000
Stock issued for debt conversion		239,047		----
Stock to be issued for accrued compensation		480,800		----
Change in assets and liabilities:
Accounts payable and accrued expenses		(73,049)		75,001
Accrued compensation		(275,945)		90,281
Accrued interest		152,369		91,411
Warrant liability		5,000		----
Net Cash (used in) provided by operating activities		(315,963)		(455,649)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) of digital assets		----		242,576
Property, plant and equipment, net		----		(46,163)
Net Cash Used in investing activates		----		196,413
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) notes payable, related party		6,547		(21,687)
Proceeds (payments) convertible notes payable		277,642		297,615
Net Cash provided by financing activates		284,189		275,928

Foreign currency translation		5,025		----

Net change in cash and cash equivalents		(26,749)		16,692
Cash and cash equivalents Beginning of period		26,842		10,150
Cash and cash equivalents End of period		$93		$26,842
Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----
Non-cash transactions
Debt/accrued interest converted into common stock		$187,181		$147,862
Original discount recorded on the recognition of notes with derivative liability		$277,640		$215,906
Extinguishment of the derivative liability related to debt conversions		$144,329		$55,556

The accompanying notes are an integral part of these audited financial statements

NOTE 1- NATURE OF OPERATIONS

CORPORATE HISTORY

Santo Mining Corp (“the Company” or “GROOVY”) was incorporated in the State of Nevada on July 8, 2009 under the name of Santa Pita Corp to operate an internet portal for dentists and patients to access dental information, as well as a teeth-whitening business.

On July 30, 2012, the Company redirected its focus toward precious metal exploration and mining. Mineral exploration began with a mineral claim acquisition agreement (the “Acquisition Agreement”), with GEXPLO, SRL (the “Vendor”) and the Company, whereby the Company agreed to acquire from the Vendor a one hundred percent (100%) interest in a claim (“the Claim”) located in the Dominican Republic.

The owner of the Vendor, Alain French, became President, Chief Executive Officer, Secretary, Treasurer and Director on the acquisition closing date. The Company was renamed Santo Mining Corp.

The Company also has three subsidiaries: (1) BlackFlamingo Ventures, LLC, a Florida corporation specializing in administration, logistics, and an Asian to USA interoperability; (2) Santo Blockchain Labs Corp. a Wyoming corporation leveraging the blockchain and crypto-asset states laws of the State of Wyoming; and (3) Santo Blockchain Labs of Colombia S.A.S., Cra. 9a #128-60, Torre4 Office 1005 Bogotá DC, Republic of Colombia.

Santo Mining Corp. was re-domiciled to Florida in July 2015.  In July 2021, the Company re-redomiciled to Wyoming where we maintain an active business registration in good standing.

On the 7th of February 2024, the Company filed with the State of Wyoming a name change; from Santo Mining Corp. to Groovy Company, Inc.

OUR CURRENT BUSINESS

We currently compete in, or overlap with, four primary market segments: These combine for a projected addressable market of more than $100 billion by 2030.

•Blockchain

•Cannabis

•Data Analytics

•Loyalty Programs

Groovy is a blockchain-based Platform as a Service (PaaS) designed to revolutionize the cannabis industry by providing transparency, security, and efficiency throughout the supply chain. It utilizes NFT-based QR codes to verify the authenticity and origin of cannabis products, combating counterfeiting and empowering consumers with verifiable information. The platform also includes a genetic library, rewards program, and data analytics tools to empower growers, manufacturers, retailers, and consumers.

By leveraging blockchain technology and 4IR innovations, Groovy aims to create a more transparent, secure, and efficient cannabis ecosystem. The Groovy platform offers a range of features and benefits for all stakeholders in the cannabis industry.

For growers, it provides a secure interface for uploading comprehensive genetic and phenotypic metadata, including cannabinoid and terpene profiles, DNA sequences, lineage information, and cultivation data. This allows growers to establish the authenticity of their strains and track product performance. The platform also enables the creation of NFTs linked to physical products, ensuring tamper-proof identification and traceability.

Manufacturers benefit from Groovy's product verification tools, supply chain logistics features, and data insights. By integrating with existing inventory management systems, manufacturers can ensure the authenticity of Groovy tags before product distribution. The platform also offers real-time tracking of products, ensuring regulatory compliance and quality control. Data insights provide valuable information on strain popularity, regional trends, and consumer preferences, enabling manufacturers to make informed decisions and optimize their offerings.

For consumers, Groovy offers a secure authentication process through a user-friendly mobile app, allowing them to verify product origin and strain information with a simple QR code scan.

The platform also features a rewards program, product reviews, and educational resources on cannabinoids, terpenes, and responsible consumption. This empowers consumers to make informed choices and fosters a sense of community among cannabis enthusiasts. Retailers and dispensaries can leverage Groovy's platform to streamline inventory management, engage with consumers, and ensure regulatory compliance. By integrating with point-of-sale systems, retailers can easily verify product authenticity and track stock levels. The platform also offers tools for consumer engagement, loyalty programs, and targeted marketing campaigns, helping businesses attract and retain customers. Groovy's integration of 4IR technologies, such as IoT devices, AI-powered analytics, and smart contracts, further enhances the platform's capabilities.

Real-time monitoring of environmental conditions and location data ensures supply chain optimization and regulatory compliance. AI-powered analytics provide valuable insights for market forecasting, trend analysis, and personalized product recommendations. Smart contracts streamline processes like royalty distribution, licensing agreements, and compliance procedures. Overall, Groovy's comprehensive platform offers a range of benefits for all stakeholders in the cannabis industry. By leveraging blockchain technology, NFTs, and 4IR innovations, Groovy is creating a more transparent, secure, and efficient cannabis ecosystem.

The platform's focus on product authentication, data-driven insights, community engagement, and regulatory compliance is transforming the way cannabis is produced, distributed, and consumed. With Groovy, the future of the cannabis industry is brighter, more transparent, and more accessible than ever before.

Our Mission

At Groovy, our mission extends beyond mere product verification. We are driven by a profound commitment to safeguarding consumers’ well-being and fostering trust within the cannabis industry. By ensuring the authenticity and traceability of cannabis products, we empower consumers to make informed decisions about their health and wellness. Our centralized blockchain-powered solutions provide an unalterable record of a product's journey from seed to sale, by combatting counterfeit products, we are actively working to eliminate potentially harmful substances from the market. This not only protects consumers from health risks but also upholds the integrity of the cannabis industry as a whole. In essence, Groovy's mission is to leverage technology to create a safer, more transparent, and more accountable cannabis ecosystem. We believe that by empowering consumers and healthcare professionals with reliable information, we can contribute to improved patient outcomes and ultimately save lives.

For Growers

The Groovy platform offers a secure interface for growers to upload and manage comprehensive genetic and phenotypic metadata, including:

•Cannabinoid and terpene profiles

•DNA sequences

•Lineage information

•Cultivation data

This allows growers to establish the authenticity of their strains, track product performance, and protect their intellectual property. The platform also enables the creation of NFTs linked to physical products, ensuring tamper-proof identification and traceability. The Geno-NFT Library serves as the cornerstone of Groovy's commitment to empowering growers and recognizing the value of their genetic contributions. It's a secure, blockchain-based repository where growers can register and showcase their unique cannabis strains. Key

Features and Benefits for Growers:

•Metadata Management: The platform provides a user-friendly interface for growers to upload and manage detailed genetic and phenotypic data about their strains. This includes information on cannabinoid and terpene profiles, DNA sequences, lineage, and cultivation practices. This comprehensive data not only establishes the authenticity of the strains but also serves as a valuable resource for breeders, researchers, and consumers.

•NFT Creation and Ownership: Growers can create unique NFTs (non-fungible tokens) representing their strains within the Geno-NFT Library. These NFTs serve as digital certificates of ownership, providing irrefutable proof of the grower's intellectual property rights.

•Royalty Rewards: The Geno-NFTs are intrinsically linked to the Groovy QR-NFT Tags that are affixed to cannabis products. When a consumer scans a QR-NFT Tag, the platform verifies the product's authenticity and identifies the associated Geno-NFT. This triggers an automatic royalty payment to the Geno-Owner, ensuring they receive fair compensation for their genetic contributions every time their strain is purchased and authenticated.

•Transparency and Traceability: The Geno-NFT Library, coupled with Groovy Tags, creates an unbroken chain of custody from seed to sale. This transparency not only benefits growers by protecting their intellectual property but also empowers consumers with verifiable information about the products they purchase.

•Market Access and Brand Building: By showcasing their strains in the Geno-NFT Library, growers gain increased visibility and market access. This can lead to new business opportunities, collaborations, and the ability to build a strong brand reputation based on the quality and uniqueness of their genetics.

In essence, the Geno-NFT Library, in conjunction with Groovy QR-NFT Tags, provides a powerful tool for growers to protect their intellectual property, earn royalties, and establish themselves as leaders in the cannabis industry. It's a testament to Groovy's commitment to fostering innovation, transparency, and fair compensation within the cannabis ecosystem.

For Manufacturers

Groovy's platform offers a suite of tools designed to enhance efficiency, transparency, and data-driven decision-making for cannabis manufacturers. Key Features and Benefits:

•Product Verification: Seamless integration with existing inventory management systems allows manufacturers to verify the authenticity of Groovy Tags before product distribution, ensuring only genuine products reach the market.

•Supply Chain Optimization: Real-time tracking of products throughout the supply chain provides enhanced visibility and control, enabling manufacturers to identify bottlenecks, optimize logistics, and ensure regulatory compliance.

•Quality Control: By monitoring product movement and environmental conditions, manufacturers can maintain strict quality control standards and identify potential issues before they impact consumers.

•Data Insights: Groovy's platform generates valuable data insights on strain popularity, regional trends, and consumer preferences. This information empowers manufacturers to make informed decisions about product development, marketing strategies, and inventory management.

•Regulatory Compliance: The platform's traceability features help manufacturers adhere to stringent regulations governing the cannabis industry, reducing the risk of non-compliance and associated penalties.

By leveraging Groovy's platform, manufacturers can streamline their operations, enhance product quality, and gain a competitive edge in the rapidly evolving cannabis market. The combination of product verification, supply chain optimization, data insights, and regulatory compliance tools empowers manufacturers to make informed decisions, improve efficiency, and build consumer trust.

For Dispensaries

Groovy's platform offers a comprehensive suite of tools designed to empower dispensaries and retailers to streamline operations, enhance customer engagement, and ensure regulatory compliance.  Key Features and Benefits:

•Inventory Management: Seamless integration with point-of-sale (POS) systems allows for real-time inventory tracking and automated updates, reducing manual errors and ensuring accurate stock levels. The platform also facilitates efficient product recalls and helps prevent the sale of expired or recalled products.

•Product Authentication: The ability to quickly and easily verify the authenticity of Groovy Tags at the point of sale instills confidence in both retailers and consumers, ensuring that only genuine products are sold.

•Consumer Engagement: Groovy's platform provides tools for dispensaries to create and manage loyalty programs, offer personalized discounts and promotions, and gather valuable customer feedback. This fosters stronger relationships with customers and encourages repeat business.

•Targeted Marketing: By leveraging data insights on consumer preferences and purchasing behavior, dispensaries can create targeted marketing campaigns that resonate with their audience, driving sales and increasing brand awareness.

•Regulatory Compliance: The platform's traceability and authentication features help dispensaries maintain strict adherence to complex cannabis regulations, minimizing the risk of non-compliance and associated penalties.

By adopting Groovy's platform, dispensaries can optimize their operations, enhance the customer experience, and build a reputation for trust and transparency. The platform's focus on efficiency, engagement, and compliance empowers dispensaries to thrive in the competitive cannabis market while prioritizing the safety and satisfaction of their customers.

For Consumers

Groovy empowers cannabis consumers by providing a secure and user-friendly platform to make informed choices and engage with the cannabis community. Key Features and Benefits:

•Product Authentication: The Groovy mobile app allows consumers to instantly verify the authenticity and origin of cannabis products with a simple QR code scan. This ensures that they are purchasing genuine products from trusted sources.

•Strain Information: Consumers can access detailed information about the product's strain, including cannabinoid and terpene profiles, lineage, and effects, enabling them to select products that best suit their needs and preferences.

•Rewards Program: The Groovy Token rewards system incentivizes consumers to engage with the platform and authenticate products, earning rewards that can be redeemed for discounts, exclusive offers, and other benefits.

•Product Reviews: The platform allows consumers to share their experiences and opinions through product reviews, helping others make informed decisions and fostering a sense of community.

•Educational Resources: Groovy provides educational resources on cannabinoids, terpenes, responsible consumption, and other cannabis-related topics, empowering consumers with knowledge and promoting safe and informed use.

By leveraging Groovy's platform, consumers can confidently navigate the cannabis market, make informed choices, and connect with a community of like-minded individuals. The platform's focus on transparency, education, and engagement creates a more empowering and enjoyable cannabis experience for consumers.

Groovy Centralized Layer-1 Blockchain

The Groovy blockchain, at its current stage, operates as a centralized layer-1 blockchain. While the long-term vision includes a transition to a decentralized model, the initial centralized architecture offers certain advantages in terms of performance, scalability, and control. However, to ensure future interoperability and seamless integration with the broader blockchain ecosystem, Groovy has strategically incorporated the Inter-Blockchain Communication (IBC) protocol into its design.

The Role of IBC in Groovy's Centralized Blockchain

The IBC protocol is a groundbreaking technology that enables secure and trustless communication between different blockchains. By integrating IBC into its centralized layer-1 blockchain, Groovy is laying the groundwork for future interoperability, allowing for the seamless transfer of assets and data between the Groovy blockchain and other compatible blockchains. Benefits of IBC Integration Future-proofing: The inclusion of IBC ensures that the Groovy blockchain will be ready to interact with a wide range of decentralized networks once it transitions to a decentralized model. This forward-thinking approach safeguards the platform's long-term viability and adaptability.

•Cross-chain Functionality: Even in its centralized state, IBC can potentially enable certain cross-chain functionalities, such as bridging assets or data between the Groovy blockchain and other IBC-enabled chains. This could open up new opportunities for collaboration and expansion within the broader blockchain ecosystem.

•Enhanced Liquidity and Accessibility: The ability to transfer assets between different blockchains can enhance liquidity and accessibility for Groovy users.

This could lead to increased adoption and broader participation in the Groovy ecosystem. The Transition to Decentralization While the current centralized architecture offers certain benefits, Groovy's ultimate goal is to transition to a decentralized model. The IBC protocol will play a crucial role in this transition, facilitating the seamless migration of assets and data from the centralized chain to the new decentralized network. This will ensure continuity for users and maintain the integrity of the Groovy ecosystem.

The Geno-NFT Library

The Geno-NFT Library & Royalty Fees section of the Groovy platform is a groundbreaking feature designed to empower cannabis growers and ensure they receive fair compensation for their valuable genetic contributions. It operates as a secure, blockchain-based registry where growers can document and protect their unique cannabis strains.

•Key Components and Processes: Geno-NFT Creation: Growers can create unique Non-Fungible Tokens (NFTs) representing their specific cannabis strains within the Geno-NFT Library. These NFTs serve as digital certificates of ownership, providing irrefutable proof of the grower's intellectual property rights over their genetic creations. The creation process involves uploading detailed genetic and phenotypic data about the strain, including cannabinoid and terpene profiles, DNA sequences, lineage information, and cultivation practices.

•Linking Geno-NFTs to QR-NFT Tags: The Geno-NFTs are intrinsically linked to the Groovy QR-NFT Tags that are attached to cannabis products. This connection establishes a direct relationship between the physical product and the underlying genetic strain.

•Consumer Authentication and Royalty Trigger: When a consumer purchases a cannabis product with a Groovy QR-NFT Tag and scans it using the Groovy app, the platform verifies the product's authenticity and identifies the associated Geno-NFT. This triggers an automatic royalty payment to the owner of the Geno-NFT, ensuring they receive a predetermined percentage of the sale price as compensation for their genetic contribution.

Benefits for Growers:

•Intellectual Property Protection: The blockchain's immutability ensures that the grower's ownership of the genetic strain is securely recorded and cannot be altered or disputed.

•Fair Compensation: The royalty mechanism guarantees that growers receive a fair share of the revenue generated from products utilizing their genetics, incentivizing innovation and breeding efforts.

•Transparency and Traceability: The Geno-NFT Library, in conjunction with Groovy QR-NFT Tags, creates an unbroken chain of custody from seed to sale. This transparency benefits growers by protecting their intellectual property and assuring consumers of product authenticity.

•Market Access and Brand Building: Showcasing strains in the Geno-NFT Library increases visibility and market access for growers, potentially leading to new business opportunities and collaborations. It also allows growers to build a strong brand reputation based on the quality and uniqueness of their genetics.

•Overall Impact: The Geno-NFT Library and its associated royalty system represent a significant step towards a more equitable and transparent cannabis industry. By recognizing and rewarding the contributions of growers, Groovy is fostering innovation, promoting genetic diversity, and ensuring that the value created within the industry is shared fairly among its key stakeholders.

COMPETITION

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical, and marketing resources. Many of the companies with which we compete for financing have greater financial and technical resources than those available to us. Many of our competitors have been in business longer than us, have established more strategic partnerships and relationships than us, and have greater access to financial resources than we do. Accordingly, our competitors may be able to spend greater amounts of time and/or money on developing new technologies for the business’s success. This advantage could enable our competitors to acquire technology of greater quality and interest to prospective investors who may choose to finance their development. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it will have a material adverse effect on the Company’s results of operations.

COMPLIANCE WITH GOVERNMENT REGULATION

Cannabis Industry

Groovy's current focus is on our innovative Platform as a Service (PaaS), along with the development of QR_NFT Tags and a partner rewards program designed to combat counterfeit cannabis products and empower consumers. While we are not directly subject to specific governmental regulations at this time, we anticipate that as our offerings expand and evolve, we may become subject to regulations governing the cannabis industry.

The United States federal government regulates drugs in large part through the Controlled Substances Act, or CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the Federal Drug Enforcement Agency, or DEA, considers marijuana to have a high potential for abuse with no currently accepted medical use in treatment in the United States (except as disclosed below for epilepsy and related syndromes) and a lack of accepted safety for use of the drug under medical supervision. According to the U.S. federal government, cannabis having a concentration of tetrahydrocannabinol, or THC, greater than 0.3% is marijuana. Cannabis with a THC content below 0.3% is classified as hemp. The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical uses for marijuana by physicians, researchers, patients, and others. Moreover, as of November 30, 2020, and despite the clear conflict with U.S. federal law, 38 states and the District of Columbia have legalized marijuana for medical use, while 24 of those states and the District of Columbia have legalized the adult use of cannabis for recreational purposes.

Marijuana is largely regulated at the state level in the United States. State laws regulating marijuana are in conflict with the CSA, which makes marijuana use and possession federally illegal. Although certain states and territories of the United States authorize medical or adult-use marijuana production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia is illegal. Although our activities currently do not involve any products that contain THC and we are compliant with the applicable state and local laws in states where we do business, should we enter into a new area that involves THC products, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

In 2013, as more and more states began to legalize medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal law and these state-legal regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of DOJ memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013, which we refer to as the Cole Memorandum.

The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states and quickly set a standard for marijuana-related businesses to comply with. The Cole Memorandum put forth eight prosecution priorities:

•Preventing the distribution of marijuana to minors;

•Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

•Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

•Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•Preventing marijuana possession or use on federal property.

On January 4, 2018, former United States Attorney General Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys, which we refer to as the Sessions Memo. Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[i]n deciding which marijuana activities to prosecute... with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

Under President Biden, Merrick Garland serves as Attorney General in his administration. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole memorandum, enforcement priorities are determined by respective United States Attorneys.

Overseas Manufactures

We may, however, utilize Chinese vendors for manufacturing a significant portion of the products we intend to sell. To the extent that tariffs are imposed on imported goods manufactured in China, our pricing structure and acceptance in the marketplace may be affected. We may currently stock our products through distributors in foreign countries when appropriate and ship directly from our manufacturer to the foreign distributor when such can be done at a cost savings. We intend to continue to explore ways that we can hold our costs down on the products we sell in order to minimize price sensitivity concerns with our customers.

Blockchain/Crypto Industry

Digital or crypto assets are bearer assets whose ownership is secured by cryptographic protocols and incentives that operate on a network of computers. Crypto assets are intended to allow for storage and transfer without the need of a trusted intermediary and therefore they have the potential to challenge and disrupt many areas of the financial market, including traditional systems of value storage, value transfer, governance, and other important applications. Crypto assets are traded on trading venues around the world, as well as in over-the-counter and peer-to-peer markets. Crypto assets can be converted to fiat currencies or into other digital assets at rates determined by supply and demand on these markets. Derivative investment products, including futures, options, and swaps contracts, are also available that allow investors to build sophisticated investment and trading strategies focused around the most prominent crypto assets.

The number and diversity of market participants and companies operating in the crypto asset space has also increased dramatically over the past years. Currently, there is a wide range of companies that provide services related to crypto assets to retail investors. These include companies focused on providing trading venues, custody, investment funds, payment services, and others. More recently, companies focused on institutional investors, which have been increasingly more active in the space, have created or expanded their offerings. Products and services catered to the institutional market include institutional-grade custody and trading services, lending and collateral management, and prime brokerage.

The ownership of crypto assets is recorded in a digital ledger or database, called a blockchain. Blockchains differ from traditional databases in that they are designed not to be controlled by any single party, but rather, to be maintained by a distributed network of computers, each of which maintains and updates its own copy of the ledger. Each participant in this network is heavily incentivized to process transactions according to a set of predetermined rules and to keep its ledger consistent with the rest of the network over time.

As a nascent and fast-changing area, the crypto asset market carries significant risks and uncertainty. For instance, many crypto assets are still in the infrastructure buildout phase and have not found a dependable use case outside of speculation, and some may never find such a use case. In addition, the regulatory, trading, media, and political environments surrounding crypto assets are ever-changing and could evolve in ways that could harm the ecosystem. As an emerging technology, blockchain and crypto assets are not free from technical risks, which include hacking, denial of service or other types of cyberattacks. Additionally, governments, traditional financial services firms, or other actors could work to disrupt the functioning of blockchains or otherwise slow their growth.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

SUBSIDIARIES

•Santo Blockchain Labs Corporation

1309 Coffeen Avenue Suite 2902

Sheridan, Wyoming 82801

•Santo Blockchain Labs of Colombia S.A.S.

Cra. 9a #128-60, Torre4 Office 1005

Bogotá DC, Republic of Colombia.

•BlackFlamingo Ventures, LLC

66 W. Flagler St 900

Miami, FL 33130

EMPLOYEES

As of the date of this Form-10, the Company has 6 full-time, 3 full-time directors & part-time employees. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is standard for the industry.

CORPORATE INFORMATION

Our corporate offices are located at Cra. 9a #128-60, Torre4 Office 1005 Bogotá DC, Republic of Colombia. Our telephone number is +1-404-734-3277.

ITEM 1A.RISK FACTORS.

You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to other information in this registration statement and in other filings we make with the Securities and Exchange Commission, the following risk factors should be carefully considered in evaluating our business as they may have a significant impact on our business, operating results and financial condition. If any of the following risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. Because of the following factors, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

RISKS RELATED TO THE COMPANY AND ITS BUSINESS

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company Is subject to income taxes as well as non-income-based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on third party storage solutions and “cold storage” of our digital wallets to safeguard our digital assets from theft, loss, destruction, or other issues relating to hackers and technological attack; however, malicious actors may be able to intercept our digital assets in the process of selling them. Further, we may move our digital assets to various exchanges to exchange them for fiat currency, which will require us to rely on the security protocols of these exchanges to safeguard our digital assets. While these exchanges purport to be secure, and while we believe them to be so, no security system is perfect and malicious actors may be able to intercept our digital assets while we are in the process of selling them via such exchanges. Given the growth in their size and their relatively unregulated nature, we believe these exchanges will become a more appealing target for malicious actors. To the extent we are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction, or other attack, which could adversely affect an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets; they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance, and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our stock price.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We have not been subject to Sarbanes-Oxley throughout our operating history and therefore have not previously developed the internal infrastructure necessary to complete an attestation of our financial controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We expect to incur substantial expenses and diversion of managements time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

There is no guarantee that we will have sufficient cash flow from our business to pay our indebtedness or that we will not incur additional debt.

Holders of convertible notes issued by us may convert such notes at their option prior to the scheduled maturities of the respective convertible notes under certain circumstances pursuant to the terms of such notes. Upon conversion of the applicable convertible notes, we will be obligated to deliver cash and/or shares pursuant to the terms of such notes. Moreover, holders of such convertible notes may have the right to require us to repurchase their notes upon the occurrence of a fundamental change pursuant to the terms of such notes.

Our ability to make scheduled payments of the principal and interest on our indebtedness when due, to make payments upon conversion or repurchase demands with respect to our convertible notes, or to refinance our indebtedness as we may need or desire, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from future operations sufficient to satisfy our obligations under our existing indebtedness and any future indebtedness we may incur, and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing, or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance existing or future indebtedness will depend on the capital markets and our financial condition at such time. In addition, our ability to make payments may be limited by law, by regulatory authority, or by agreements governing our future indebtedness. We may not be able to engage in these activities on desirable terms or at all, which may result in a default on our existing or future indebtedness and harm our business, financial condition, and operating results.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our indebtedness could adversely affect our financial condition or operations, and our ability to raise additional capital financing on favorable terms.

As of September 30, 2023, we had total outstanding liabilities of $5,199,374. Our indebtedness and the terms of the instruments governing such indebtedness could have significant consequences such as:

•Increasing our vulnerability to general adverse economic and industry conditions;

•Limiting our ability to fund future working capital, capital expenditures costs and other general corporate requirements;

•Requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•Limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•Placing us at a competitive disadvantage compared to our competitors that have less debt; and

•Limiting, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or engage in various transactions that might otherwise be beneficial to us.

We will likely need to raise additional capital through debt and/or equity financing. There can be no assurance that adequate debt and equity financing will be available on satisfactory terms. Any such failure to service our debt or an inability to obtain further financing could have a negative effect on our business and operations.

Additional financing may not be available to us when we need or want it, nor may it be available on satisfactory terms.

We have limited capital and there is no assurance that our current capital is sufficient to implement our business plan. We will likely require additional debt and/or equity financing to pursue our growth and business strategy, including enhancements to our operations infrastructure and improving our ability to respond to competitive pressures. There can be no assurance that adequate debt and/or equity financing will be available or offered on satisfactory terms. Any failure to obtain further financing could have a materially adverse effect on our business, financial condition, and operating results.

The technology underlying cryptocurrency and blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology.

The growth of the blockchain industry in general, as well as the blockchain networks, are subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the cryptocurrency and crypto asset industry, as well as blockchain networks, include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences; and

•the regulatory environment relating to cryptocurrencies and blockchains.

The long-term viability of cryptocurrencies is unknown, and this could negatively impact the value of cryptocurrencies.

Cryptocurrencies are a new and relatively untested product. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of cryptocurrencies will depend on the long-term utility and economic viability of blockchain and other new technologies related to cryptocurrencies. Due in part to these uncertainties, the price of cryptocurrencies is volatile and cryptocurrencies may be hard to sell.

Our ability to maintain customer satisfaction depends in part on the quality of our customer support. Failure to maintain high-quality customer support could have an adverse effect on our business, results of operation, and financial condition.

Our ability to attract new customers and retain existing customers depends in part on our ability to maintain a consistently high level of customer support. We believe that the quality of our customer support is, and will continue to be, an integral part of the user experience and a key differentiator from competing platforms. These means of providing customer support may not be sufficient to meet our customers’ support needs, and while we plan to develop a customer support capability, there can be no assurance that we will be successful in developing such capabilities or that such capabilities, even if developed, will be sufficient to meet our customers’ support needs. If we do not help our customers quickly resolve issues and provide effective ongoing support, or if our support personnel or methods of providing support are insufficient to meet the needs of our customers, it could adversely affect our customers’ experience and negatively impact our reputation and brand, our ability to attract and retain customers. The growth of our business will continue to place significant demands on our customer support resources. If we are not able to meet the customer support needs of our customers, we may need to increase our support coverage, which may reduce our profitability.

Our risk management efforts may not be effective to prevent fraudulent activities by third-party providers or other parties, which could expose us to material financial losses and liability and otherwise harm our business.

We contract with third-party providers for applications available through our platform, as well as some services required to maintain the platform. We may be targeted by parties, including customers, hackers, or third-party providers, who seek to commit acts of financial fraud using techniques such as stolen identities and bank accounts, compromised email accounts, employee or insider fraud, account takeover, or other types of fraud. We may suffer losses from acts of financial fraud committed by our employees or third parties.

The techniques used to perpetrate fraud on our platform and the applications accessed through our platform are continually evolving, and we expend considerable resources to monitor and combat them, and to inform customers of the limits to the control we have over third-party provider activities. Additionally, when we introduce new products and applications, or expand existing products, we may not be able to identify all risks created by the new products or applications. Our risk management policies and procedures may not be sufficient to identify all of the risks to which we or our customers are exposed, to enable us to prevent or mitigate the risks we have identified, or to identify additional risks to which we or our customers may become subject in the future. Furthermore, our risk management policies and procedures may contain errors, or our employees or agents may commit mistakes or errors in judgment as a result of which we may suffer large financial losses.

We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, trust companies, securities, broker-dealers and ATS, commodities, credit, crypto asset custody, exchange, and transfer, cross-border and domestic money and crypto asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

As we continue to expand and localize our international activities, our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

As we expand and localize our international activities, we have become increasingly obligated to comply with the laws, rules, regulations, policies, and legal interpretations both of the jurisdictions in which we operate and those into which we offer services on a cross-border basis. Laws regulating financial services, the internet, mobile technologies, crypto, and related technologies outside of the United States often impose different, more specific, or even conflicting obligations on us, as well as broader liability.

Any significant disruption in our products and services, in our information technology systems, or in any of the blockchain networks we support, could result in a loss of customers or funds and adversely impact our brand and reputation and our business, operating results, and financial condition.

Our reputation and ability to attract and retain customers and grow our business depends on our ability to operate our service at high levels of reliability, scalability, and performance, including the ability to process and monitor, on a daily basis, a large number of transactions that occur at high volume and frequencies across multiple systems. Our platform, the ability of our customers to trade, and our ability to operate at a high level, are dependent on our ability to access the blockchain networks underlying the supported crypto assets, for which access is dependent on our systems’ ability to access the internet. Further, the successful and continued operations of such blockchain networks will depend on a network of computers, miners, or validators, and their continued operations, all of which may be impacted by service interruptions.

OTHER RISKS

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

In the future, we may acquire additional companies, project pipelines, products, or technologies or enter into join ventures or other strategic initiatives. We may not realize the anticipated benefits of an acquisition and each acquisition has numerous risks. These risks include the following:

•high volatility in the value of cryptocurrencies generally and in the value of Bitcoin and Ethereum particularly, and the effect of such volatility on our ability to operate profitably;

•changes in the regulatory and legal environments in Latin America and the Caribbean Region in which we operate may lead to future challenges to operating our business or may subject our business to added costs with the result that some or all of our operating facilities become less profitable or unprofitable altogether;

•changes in United States tax laws may impose burdensome reporting or regulation on our operations;

•risks related to our failure to continue to obtain financing on a timely basis and on acceptable terms;

•our ability to keep pace with technology changes and competitive conditions;

•other risks and uncertainties related to our business plan and business strategy; and

•the impact on the world economy of coronavirus “"COVID-1”").

Our platform may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our customers use our platform to further such illegal activities, our business could be adversely affected.

Our platform may be exploited to facilitate illegal activity including fraud, money laundering, gambling, tax evasion, and scams. We or our partners may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our platform for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Changes in law have also increased the penalties for money transmitters for certain illegal activities, and government authorities may consider increased or additional penalties from time to time. Owners of intellectual property rights or government authorities may seek to bring legal action against money transmitters, including us, for involvement in the sale of infringing or allegedly infringing items. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

RISKS RELATED TO THE OWNERSHIP OF OUR COMMON STOCK

If we are subject to Securities and Exchange Commission regulations relating to low-priced stocks, the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced or “penny” stocks. The regulations generally define “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealer who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchase, receive the purchaser’s written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks.

Furthermore, the broker-dealer must obtain a signed and dated acknowledgment form the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders’ ability to sell our common stock in the secondary market.

The trading price of our common stock is likely to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced, and likely will continue to experience, substantial price and volume fluctuations that are often unrelated or disproportionate to the operating performances of companies. Our common stock may be traded by short sellers which may put pressure on the supply and demand for our company stock, further influencing volatility in its market price. Public perception and other factors outside of our control may additionally impact our stock price and volatility. The market price of our common stock will likely fluctuate significantly in response to the following or other factors, again some of which are beyond are control:

•Significant delays in our supply channel;

•Inability to raise additional capital or do so on favorable terms, if necessary, to maintain or grow our operations;

•Additions or departures of key personnel;

•Future sales of our common stock;

•Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our stock;

•Commencement of or involvement in litigation; and

•Our inability to effectively manage our current and future operations.

Our largest stockholders have significant control over us, and their interests may conflict with or differ from interests of other stockholders.

Our largest stockholders are Franjose Yglesias, Marc Williams, and Kevin Jodrey (collectively, the “Significant Stockholders”). The Significant Stockholders have substantial influence over all matters requiring stockholder approval, including the election of our directors and the approval of significant corporate transactions such as mergers, tender offers, and the sale of all or substantially all of our assets. The interests of the Significant Stockholders could conflict with or differ from interests of other stockholders. For example, the concentration of ownership held by the Significant Stockholders could delay, defer, or prevent a change of control of our company or impede a merger, takeover, or other business combination which a majority of stockholders may view favorably.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

From time-to-time we may provide guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to sales volumes (which generally are not linear throughout a given period), average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance varies from actual results due to our assumptions not being met or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

Transactions relating to our convertible notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the convertible notes issued by us, or our subsidiaries would dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of such notes by their holders, and we may be required to deliver a significant number of shares. Any sales in the public market of the common stock issuable upon such conversion could adversely affect their prevailing market prices. In addition, the existence of the convertible senior notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or the anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

We do not anticipate paying any dividends on our common stock.

We do not anticipate paying any dividends on our common stock for the foreseeable future. Rather, we intend to retain any future earnings for use in the operation and expansion of our business.

GENERAL RISK FACTORS

Unanticipated changes in our tax provisions, the adoption of a new U.S. tax legislation, or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes, and are therefore subject to potential tax examinations, in the United States. Tax authorities may disagree with our tax positions and assess additional taxes. We regularly assess the likely outcome of these examinations in order to determine the appropriateness of our tax provision. However, there can be no assurance that we will accurately predict the outcomes of these potential examinations, and the amounts ultimately paid upon resolution of examinations could be materially different from the amount previously included in our income tax expense and therefore, could have a material impact on our tax provision, net income, and cash flows. In addition, our future effective tax rate could be adversely affected by changes to our operating structure, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the discovery of new information in the course of our tax return preparation process. In addition, recently announced proposals for new U.S. tax legislation could have a material effect on the results of our operations, if enacted.

We are susceptible to changes in employment laws and regulations or to changes in employment classifications by government agencies.

As we expand our operations, we may become subject to additional federal and state employment laws. Therefore, we may be required to allocate resources, including management’s time, to establishing a policy pursuant to which we evaluate any changes in federal and state laws to ensure our compliance with these requirements. In addition, other factors beyond our control, including increases in minimum wage requirements, overtime pay, healthcare reform, and other laws and regulations affecting employees, independent contractors, and other third-party service providers, could have a material adverse effect on our business, financial condition, and results of operation.

We depend on third-party providers for internet, other communication infrastructures and data management systems upon which our operations critically rely.

We rely on third-party service providers for substantially all of our communication and information technology systems, including for product data management, procurement, inventory management, operations planning and execution, sales, service, and logistics, financial, tax and regulatory compliance systems. We rely on our third-party service providers to protect our systems and databases against intellectual property theft, data breaches, sabotage and other external or internal cyber-attacks or misappropriation. No assurances can be made that third-party service providers will protect against those and other risks. Any disruption, either temporary or permanent, to our communication and technology systems would likely have a significant adverse material effect on our business, financial condition, and operating results.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

We may be impacted by natural disasters, wars, health epidemics, or other events outside of our control. If major disasters such as earthquakes, floods, fires, or other events occur, or our information system or communications breaks down or operates improperly, our headquarters and/or exploration operations on our various mining properties may be seriously damaged, or we may have to stop or delay our operations. In addition, the global COVID-19 pandemic has impacted economic markets, manufacturing operations, supply chains, employment and consumer behavior in nearly every geographic region and industry across the world, and we have been, and may in the future be, adversely affected as a result. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results, and financial condition.

If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results, and financial condition may be adversely affected.

Our brand and reputation are key assets and a competitive advantage. Maintaining, protecting, and enhancing our brand depends largely on the success of our marketing efforts, ability to provide consistent, high-quality, and secure products, services, features, and support, and our ability to successfully secure, maintain, and defend our rights to use the “Coinbase” mark and other trademarks important to our brand. We believe that the importance of our brand will increase as competition further intensifies. Our brand and reputation could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity, unexpected events, or actions by third parties. Unfavorable publicity about us, including our products, services, technology, customer service, personnel, and crypto asset or crypto asset platforms generally could diminish confidence in, and the use of, our products and services.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

FISCAL YEAR END

The Company elected December 31, as its fiscal year ending date.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents at December 31, 2023 and December 31, 2022 were $93 and $26,842, respectively.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

FOREIGN CURRENCY TRANSLATION

The functional currency of our wholly owned subsidiaries is the currency of the primary economic environment in which the Company operates. Assets and liabilities denominated in currencies other than the functional currency are remeasured using the current exchange rate for monetary accounts and historical exchange rates for nonmonetary accounts, with exchange differences on remeasurement included in comprehensive income in our condensed consolidated statements of operations and comprehensive income. Our foreign subsidiaries that utilize foreign currency as their functional currency translate such currency into U.S. dollars using (i) the exchange rate on the balance sheet dates for assets and liabilities, (ii) the average exchange rates prevailing during the period for revenues and expenses, and (iii) historical exchange rates for equity. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive loss within shareholders’ deficit in the condensed consolidated balance sheets.

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

REVENUE RECOGNITION

Effective January 1, 2021, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenue is recognized when all of the following criteria are met:

•Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.  Constraints are applied when estimating variable considerations based on historical experience where applicable.

•Allocation of the transaction price to the performance obligations in the contract

All current contracts are of a single performance obligation thus the entire transaction price is allocated to the single performance obligation.  We determine standalone selling price taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic objective, market conditions and internally approved pricing guidelines related to the performance obligation.

•Recognition of revenue when, or as, we satisfy performance obligation

We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

The Company did not generate revenue for the years ended December 31, 2023 and 2022.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

PROPERTY, PLANT AND EQUIPMENT

Furniture and equipment are stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives.  Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least Annual or whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  The Company recognized depreciation expense of $45,936 and $29,293 for the years ending December 31, 2023 and 2022, respectively.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 – Intangible – goodwill and other, in accounting for its intangible assets.  Intangible assets are being amortized on a straight-line method on the basis of a useful life of 5 to 17 years.  The balance at December 31, 2023 and December 31, 2022 was $190,000 and $190,000, respectively.

	December 31, 2023	December 31, 2022
Intellectual property	$260,000	$260,000
Less: Accumulated amortization and impairment	70,000	70,000
Totals	$190,000	$190,000

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.  At December 31, 2023 and December 31, 2022, the Company had $2,224,622 and $1,805,962 derivative liability, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of December 31, 2023.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of December 31, 2023, the Company had unused net operating loss carry forwards of $2,321,448 available to reduce federal taxable income. The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 are able to be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

No deferred tax assets or liabilities were recognized as of December 31, 2023 or 2022.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each year is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2023 and at December 31, 2022.  At December 31, 2023 and December 31, 2022, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense was $0 and $0 for the years ending December 31, 2023 and 2022, respectively.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2023 and December 31, 2022.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3:  DIGITAL ASSETS

The Company accounts for its digital assets as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles-Goodwill and Other.  The Company’s digital assets are initially recorded at cost. Subsequently, they are measured at cost, net of any impairment losses incurred since acquisition.

CRYPTO ACCOUNTING

There is currently no specific definitive guidance under US GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

CRYPTO ASSETS HELD

Crypto assets are considered indefinite-lived intangible assets under applicable accounting rules and are initially measured at cost and are not amortized. Accordingly, any decrease in their fair values below our carrying values for such assets at any time subsequent to their acquisition will require us to recognize impairment charges, whereas we may make no upward revisions for any market price increases until a sale. As the Company utilizes crypto assets within its Proof-of-Stake Pools and or ATMs, the balances turnover frequently, and the Company anticipates converting it to cash within a year, the Company has classified crypto assets held as current assets in the condensed consolidated balance sheets. The Company assigns costs to transactions on a first-in, first-out basis.

CRYPTO ASSET BORROWINGS

The Company borrows crypto assets. Such crypto assets borrowed by the Company are reported in crypto assets held on the Company’s condensed consolidated balance sheets as well as liability measured at the fair value on the date of the borrowing. The borrowings are accounted for as hybrid instruments, with a liability host contract that contains an embedded derivative based on the changes in the fair value of the underlying crypto asset. The host contract is not accounted for as a debt instrument because it is not a financial liability and is carried at the fair value of the assets acquired and reported in crypto asset borrowings in the condensed consolidated balance sheets. The embedded derivative is accounted for at fair value, with changes in fair value recognized in other non-operating expenses in the condensed consolidated statements of operations and comprehensive income. The embedded derivatives are included in crypto asset borrowings in the condensed consolidated balance sheets. The term of these borrowings can either be for a fixed term of less than one year or can be open-ended and repayable at the option of the Company or the lender. These borrowings bear a fee payable by the Company to the lender, which is based on a percentage of the amount borrowed and is denominated in the related crypto asset borrowed. The borrowing fee is recognized on an accrual basis and is included in other non-operating expenses in the condensed consolidated statements of operations and comprehensive income.

We determine the fair value of our digital assets on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital assets are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital asset quoted on the active exchange since acquiring the digital asset. If the then current carrying value of a digital asset exceeds the fair value so determined, an impairment loss has occurred with respect to those digital assets in the amount equal to the difference between their carrying values and the price determined.

As of December 31, 2022, the Company sold all of it’s Bitcoin holdings.

NOTE 4:  PROPERTY, PLANT AND EQUIPMENT

The Company has capitalized costs for equipment as follows:

	December 31, 2023	December 31, 2022
Property, plant and equipment	$222,681	$222,681
Accumulated depreciation	130,374	84,438
Property, plant and equipment, net accumulated depreciation	$92,307	$138,243

Depreciation expense for the years ended December 31, 2023 and 2022 was $45,936, and $29,293, respectively.  An accounting adjustment was made for the consolidation of property, plant and equipment.

NOTE 5 – INTANGIBLE PROPERTY

In March of 2019, the Company purchased the rights in the amount of $260,000 to and further developed the Intellectual Property below:

•SKULLYS®

•DNATags®

The Company recorded the property and intangibles as an intangible asset.  The valuation of the properties was booked at Fair Market Value.

In January of 2022 the Company determined DNATags carried no value and fully impaired the intangible asset.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

The following table represents the convertible notes payable at December 31, 2023 and December 31, 2022.

Date of Note Issuance	December 31, 2023	December 31, 2022	Maturity Date	Conversion Terms	Name of Noteholder
2/14/17	2,800	2,800	8/14/17	See Footnote 1	Joseph Canouse
12/11/18	5,000	5,000	12/10/19	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
1/10/19	5,000	5,000	1/10/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/11/19	5,000	5,000	2/11/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/21/19	5,000	5,000	10/21/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
11/13/19	6,250	6,250	11/13/20	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
1/13/21	5,000	5,000	1/13/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
2/10/21	27,000	27,000	2/10/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/12/21	0	15,000	2/12/22	See Footnote 1	World Market Ventures, Chad Curtis, Manager
2/19/21	0	27,000	2/19/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager

3/5/21	0	104,000	3/5/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/12/21	104,000	104,000	3/12/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/19/21	104,000	104,000	3/19/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/9/21	37,000	37,000	4/9/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/21/21	52,000	52,000	4/21/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/10/21	104,000	104,000	5/10/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/27/21	156,000	156,000	5/27/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/18/21	104,000	104,000	6/18/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
8/3/21	104,000	104,000	8/3/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/5/21	15,000	15,000	10/5/22	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/20/21	100,000	100,000	10/20/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
12/17/21	75,000	75,000	12/17/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
12/30/21	50,000	50,000	12/30/22	See Footnote 1	Carpathia, LLC, Manager Joseph Canouse
3/7/22	100,000	100,000	3/7/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/13/22	50,000	50,000	5/13/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/06/22	38,500	38,500	10/06/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/27/22	16,500	16,500	10/27/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/1/22	30,000	30,000	12/1/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/22/22	49,500	49,500	12/22/23	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
2/9/23	27,500	0	2/9/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
3/9/23	22,000	0	3/10/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
4/3/23	26,950	0	4/3/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
5/8/23	0	0	5/8/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/9/23	22,000	0	6/9/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
6/23/23	16,500	0	6/23/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
8/1/23	33,000	0	8/1/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager

8/21/23	27,500	0	8/21/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
9/19/23	3,190	0	9/19/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/2/23	27,500	0	10/2/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
10/23/23	16,500	0	10/23/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
11/9/23	22,000	0	11/9/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
12/11/23	33,000	0	12/11/24	See Footnote 1	JP Carey Enterprises, Inc. Joseph Canouse, Manager
Sub-totals	$ 1,628,190	$ 1,496,550
Less: Debt Discount	(82,733)	(102,673)
Total Convertible Notes	$ 1,545,457	$ 1,393,877

Footnote 1 - Lowest of 75% of issuance day price or 50% lowest bid price in 30 days prior to conversion

NOTE 7 – ACCRUED INTEREST

The Company’s accrued interest consisted of the following:

	December 31, 2023	December 31, 2022
Carpathia, LLC	$56,707	$28,507
JP Carey, LLC	334,083	206,526
World Market Ventures	----	3,388
Total Accrued Interest	$390,790	$238,421

NOTE 8: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at December 31:

	2023	2022
Federal income tax benefit attributable to:
Current Operations	$244,000	$(3,000)
Less: valuation allowance	(244,000)	3,000
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2023	2022
Deferred tax asset attributable to:
Net operating loss carryover	$2,321,448	$2,077,448
Less: valuation allowance	(2,321,448)	(2,077,448)
Net deferred tax asset	$-	$-

At December 31, 2021, the Company had net operating loss carry forwards of approximately $2,321,448 that maybe offset against future taxable income. No tax benefit has been reported in the December 31, 2023, or 2022 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2023, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 9-EXTINGUISHMENT OF DEBT

During January 2022, the Company entered into a settlement agreement with Oscaleta Partners LLC for the cancellation of Seventy-Six Thousand Five Hundred Seventy-Four dollars ($76,574) in certain convertible notes payable and accrued interest.  The cancellation included $26,074 in accrued interest and the associated derivative liability of $39,911.

During the year ended December 31, 2023, the Company cancelled $93,943 in accounts payable.

The Company evaluated the cancellation under ASC 470-50, “Debt – Modification and Extinguishment”, and concluded that the cancellation resulted in significant changes to the economic substance of the debt and thus resulted in an extinguishment of the debt of $76,547 for the period ending December 31, 2022 and $93,943 for the period ending December 31, 2023.

NOTE 10 - RELATED PARTY TRANSACTIONS

EMPLOYMENT and BOARD OF DIRECTOR AGREEMENTS

On October 1, 2023, the Company executed employment and board of director agreements with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•Mr. Franjose Yglesias, Employment Agreement: Ten (10) year contract, annual salary of $150,000.

•Mr. Kevin Jodrey, Employment Agreement: Ten (10) year contract, annual salary of $150,000.

•Mr. Marc Williams, Employment Agreement: Ten (10) year contract, annual salary of $150,000.

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the abovementioned agreements.  Payments on behalf of the Company and accruals made under contractual obligation are accrued.  As of December 31, 2023, and December 31, 2022 accrued expenses were $112,500 and $388,445, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the Chief Executive Officer s until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support.  All advances made in support of the Company are formalized by demand notes, at a 0.00% annual interest rate.

For the period ended December 31, 2023 and the year ended December 31, 2022 the balance of notes payable-related party was $70,433 and $63,886, respectively.

NOTE 11- STOCKHOLDERS’ DEFICIENCY

At December 31, 2023 and December 31, 2022, there are 18,436,585,961 and 12,943,717,119 shares of Common stock par value $0.00001, outstanding, respectively.

At December 31, 2023 and December 31, 2022 there are 500,000,000 shares authorized of Preferred “A” Stock, par or stated value: $0.001.  Total Shares Issued & Outstanding was 350,000,000 and 500,000,000, respectively.

WARRANTS AND OPTIONS

The Company has one (1) Warrant outstanding as of December 31, 2023, which contains standard anti-dilution protections in the event of subsequent rights offerings, stock splits, stock dividends or other extraordinary dividends, or other similar changes in the Company’s Common Stock or capital structure, the warrant has no participating rights for any losses: The Warrant was issued in connection with the convertible note executed on June 23, 2023. The Warrant is convertible into the Company’s Common Stock at an Exercise Price equal to $0.0001 of the price per share of the Company’s Common Stock. This warrant contains a cashless exercise provision.

The Company accounts for warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, depending on the specific terms of the warrant agreement. The Company determined the fair value of the warrants using the Black-Scholes pricing model and treated the valuation as equity instruments. The warrants are marked-to-market each reporting period, which will have an impact to earnings. Any future exercises of the warrants will be recorded as cash received and recorded in cash, with a corresponding increase to Common Stock and additional paid-in capital in equity.

As of December 31, 2023, the warrant liability had an initial value of $5,000 based on 100,000,000 shares of Common Stock underlying the Warrant, the following assumptions were observed:

Fair value assumptions – warrant liability	12/31/2023
Risk-free interest rate	5.25%
Expected lives (years)	7.0
Expected price volatility	141.52%

NOTE 12- COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 13- SUBSEQUENT EVENTS

Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. Material changes in our Statement of Operations for the years ended December 31, 2023 and 2022 are discussed below.

Year Ended December 31, 2023, compared to Year Ended December 31, 2022

Revenues

The Company did not generate any revenues for the years ended December 31, 2023 and 2022.

Operating Expense

Total operating expenses for the years ended December 31, 2023 and December 31, 2022 were $560,225 and $569,496, respectively.  Total operating expenses consisted of professional fees of $41,677 and $4,664, respectively, selling, general and administrative expenses of $395,589 and $507,247, respectively; rent expense of $77,023 and $28,292, respectively and depreciation and amortization of $45,936 and $29,293, respectively.

Professional fees increased by approximately 794% due to preparing the Company to be full reporting with the Securities and Exchange Commission.

General and administrative expenses decreased by approximately 22% due to the Company implementing cost savings in its general operations.

Rent expenses increased by approximately 172% due to the Company executing new leases.

Depreciation and amortization expenses increased by approximately 57% due to the addition of new depreciable property, plant and equipment.

Other Income and Expenses

Other income (expense) for the years ended December 31, 2023 and 2022 was ($603,676) and $584,692, respectively. The change in other income (expense) can be attributed to the Company’s increase in interest expense, extinguishment of debt, disposal of assets and the ratable changes in derivative liabilities. Other income (expense) consisted of interest income of $160 and $0, respectively; interest expense of ($330,056) and ($176,075), respectively; interest expense related to derivatives of ($224,940) and ($385,799), respectively; gain on sale of crypto of $0 and $3,936, respectively; loss on disposal of assets of $0 and $(70,000), respectively; gain on extinguishment of debt of $93,943 and $76,547, respectively and change in derivatives of ($142,783) and $1,136,083, respectively.

Income (Loss) from Operations

Net income (loss) from operations for the years ended December 31, 2023 was ($1,163,901) compared to $15,196 for the years ended December 31, 2022, a change of $1,179,097 or approximately 7,759%. The increase in the net loss can primarily be attributed to the Company’s ratable changes in derivatives.

Other Comprehensive Income (Loss)

Othe comprehensive income (loss) for the years ended December 31, 2023 and 2022 was $5,025 and $0, respectively.  The change in other comprehensive income (loss) can be attributed to the Company’s unrealized foreign currency translation income.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of December 31, 2023, the Company had $93 in cash and cash equivalents. The Company did not generate revenues for the years ended December 31, 2023 and has relied primarily upon capital generated from public and private offerings of its securities.

The Company sustained a loss of $1,158,876 for the years ended December 31, 2023 and net income of $15,196 for the years ended December 31, 2022. The Company has accumulated losses totaling $7,422,099 at December 31, 2023.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through our borrowing and the support of our shareholders. At December 31, 2023, we had a working capital deficit of $4,391,104.  Our working capital deficit is due to the results of operations.

Cash flows

The following table sets forth the primary sources and uses of cash and cash equivalents for the years ended December 31, 2023 and 2022 as presented below:

SANTO MINING CORP. d/b/a SANTO BLOCKCHAIN LABS CORP. Consolidated Condensed Statements of Cash Flows
(Audited)
		For the Years Ended
		December 31,
		2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(1,163,901)		$15,196
Adjustment to reconcile net loss to net cash provided in operations:
Change in fair market value of derivatives		142,783		(1,136,083)
Amortization of debt discount		224,940		385,799
Depreciation and amortization		45,936		29,293
Gain on extinguishment of debt		(93,943)		(76,547)
Loss on extinguishment of intangible asset		----		70,000
Stock issued for debt conversion		239,047		----
Stock to be issued for accrued compensation		480,800		----
Change in assets and liabilities:
Accounts payable and accrued expenses		(73,049)		75,001
Accrued compensation		(275,945)		90,281
Accrued interest		152,369		91,411
Warrant liability		5,000		----
Net Cash (used in) provided by operating activities		(315,963)		(455,649)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) of digital assets		----		242,576
Property, plant and equipment, net		----		(46,163)
Net Cash Used in investing activates		----		196,413
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) notes payable, related party		6,547		(21,687)
Proceeds (payments) convertible notes payable		277,642		297,615
Net Cash provided by financing activates		284,189		275,928

Foreign currency translation		5,025		----

Net change in cash and cash equivalents		(26,749)		16,692
Cash and cash equivalents Beginning of period		26,842		10,150
Cash and cash equivalents End of period		$93		$26,842
Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----
Non-cash transactions
Debt/accrued interest converted into common stock		$187,181		$147,862
Original discount recorded on the recognition of notes with derivative liability		$277,640		$215,906
Extinguishment of the derivative liability related to debt conversions		$144,329		$55,556

Net cash used in operating activities for the years ended December 31, 2023 and 2022 were ($315,963) and ($455,649), respectively. The primary difference was due to the derivatives associated with convertible notes payable.

Net cash used in investing activities for the years ended December 31, 2023, and December 31, 2022, were $0 and $196,413, respectively.

Net cash provided by financing activities for the years ended December 31, 2023, and December 31, 2022, were $284,189 and $275,928, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities. We would most likely rely upon the transaction exemptions from registration provided by Regulation A, or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of December 31, 2023.

Off Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies & Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.  See “Note 2 – Summary of Significant Accounting Policies” in our financial statements for additional information.